SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 30, 2016 (December 30, 2016)

One Horizon Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

T1-017 Tierney Building, University of Limerick, Limerick, Ireland.

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+353-61-518477

 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Fischer & Li, LLC

1450 Broadway, 26th Floor

New York, NY 10018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 30, 2016, we held an annual shareholder meeting for the fiscal year ended December 31, 2015. A total of 14,185,807 shares were voted in person or by proxy, representing 39.61% of the 35,809,348 shares entitled to be voted as of the record date, November 17, 2016.

All of our directors were re-elected at the meeting pursuant to the following votes:

Name of Directors	Voted For (Shares)	Withheld (Shares)
Brian Collins	12,013,656	40,193
Martin Ward	12,013,657	40,192
Nicholas Carpinello	11,952,864	100,985
Richard Vos	11,953,473	100,376
Robert Law	11,952,865	100,984
Robert Vogler	12,013,549	40,300

The appointment of Cherry Bekaert LLP as our independent accountants to audit our financial statements as of December 31, 2016 and for the fiscal year then ending was approved and ratified pursuant to the following votes:

Voted For (Shares)	Voted Against (Shares)	Abstain	Broker Non-Votes
13,707,976	319,354	158,477	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: December 30, 2016	By:	/s/ Brian Collins
Brian Collins
Chief Executive Office and President